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                    [ADVANCE ROSS CORPORATION LETTERHEAD]

                                                               EXHIBIT 10(a)(26)

                                                   November 7, 1994



PERSONAL & CONFIDENTIAL


Mr. Randy M. Joseph
3660 N. Lake Shore Drive
Apt. 3502
Chicago, IL  60613

Dear Randy:

Following up on our discussions, this letter highlights the principal terms for your joining Advance Ross as chief financial officer.

Title and Responsibilities:                Vice president and chief financial
                                           officer with appropriate
                                           responsibilities as outlined in the
                                           attached sheet.

Salary:                                    $110,000 per year; our current
                                           practice is to pay monthly in
                                           advance.

Bonus: Participation in the executive bonus plan, as determined by the board of directors, beginning with fiscal/calendar year 1995.

Benefits:                                  Participation as provided in the
                                           employee plans per their terms as
                                           generally described in the booklet
                                           given you.

Pre-paid Bonus:                            In recognition of the possibility
                                           that you will forfeit an expected
                                           January 1995 bonus payment from your
                                           current employer, Advance Ross would
                                           pay you $20,000 on February 1 as a
                                           pre-payment of $10,000 from each of
                                           your anticipated earned bonuses for
                                           1995 and 1996.  You will use your
                                           reasonable best efforts to obtain
                                           the bonus payment from your current
                                           employer.





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Mr. Randy M. Joseph
Page 2
November 7, 1994




Options: A grant of options to purchase 5,000 shares of Advance Ross common stock at an exercise price of the closing stock price on your first day as an employee. One-fifth of the grant will vest on each of the first five anniversaries of your employment. All items will be covered in an option agreement to be executed.

Termination:                               If within nine months of your
                                           starting date at Advance Ross your
                                           employment is terminated by Advance
                                           Ross other than for cause, you shall
                                           be paid one-half year's salary plus
                                           an amount to provide health care
                                           insurance for one year.  If after
                                           nine months following your starting
                                           date your employment is terminated
                                           by Advance Ross other than for
                                           cause, or if within nine months of
                                           your starting date your employment
                                           is terminated other than for cause
                                           following a change of control, you
                                           shall be paid one year's salary plus
                                           an amount to provide health care
                                           insurance for one year.

Starting Date:                             November 21, or such earlier date as
                                           is feasible, subject to your
                                           discussions with your current
                                           employer.

We're very excited about your coming aboard. Please indicate your agreement with the terms by signing below.

                                                   Sincerely,

                                                   Paul G. Yovovich
                                                   ---------------------
                                                   Paul G. Yovovich
                                                   President

PGY/kat
enclosure



Agreed to:  Randy M. Joseph                Date:  11/7/94
           -----------------                     ---------




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ADVANCE ROSS CORPORATION

CHIEF FINANCIAL OFFICER - PRIMARY RESPONSIBILITIES


Overall responsibility for tax, accounting, financial reporting, budgeting and treasury activities including:

1)       filing of Federal, state and local income and franchise tax returns;

2)       maintenance of books for U. S. entities, including PPC operations;

3)       preparation of consolidated financial statements;

4) preparation and filing of 10-K and 10-Q reports and financial sections of annual report;

5)       preparation of annual operating budget;

6) preparation of consolidating monthly operating results and variance analyses;

7)       maintenance of records of pension plans;

8)       oversight of preparation of proxy statement;

9)       preparation of board and annual meeting minutes;

10)      maintenance of primary contact with auditors and tax advisers;

11)      oversight of various cash and investment accounts; and

12) participation in acquisition candidate review and transaction structuring.




November 7, 1994





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